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                                                                    EXHIBIT 4.15

                        HIGHLANDS INSURANCE GROUP, INC.

                   Waiver of Certain Interest Payments on 10%

                  Convertible Debentures due December 31, 2005

                                 APRIL 13, 2001

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Parties:                            Highlands Insurance Group, Inc. (the "Company"), Insurance Partners,
                                    L.P. ("IP U.S."),  Insurance Partners Offshore (Bermuda), L.P. ("IP
                                    Bermuda", and together with IP U.S., "IP"), and Richard M. Haverland
                                    ("Haverland").

                                    Currently, IP U.S. and IP Bermuda hold an aggregate of approximately
                                    $57.15 million principal amount of the Company's 10% Convertible
                                    Debentures due December 31, 2005 (as amended, the "Debentures").
                                    Currently, Haverland holds $2.0 million principal amount of
                                    Debentures.

Waiver of Interest Payments:        IP U.S. and IP Bermuda hereby waive the Company's obligation to pay the interest on the Debentures held by them due on June 30, 2001 and
                                    December 31, 2001 in cash as provided currently in the Debentures
                                    (the "IP Waiver").  Haverland hereby waives the Company's obligation to pay the interest on the Debentures held by him due on June 30,
                                    2001 and December 31, 2001 in cash as provided currently in the
                                    Debentures (the "Haverland Waiver").

Issuance of New Debentures:         In consideration of the IP Waiver, the Company agrees to issue, and is hereby deemed to have issued, to each of IP U.S. and IP Bermuda
                                    (i) a newly issued 12.5% Convertible Debenture due December 31, 2005 in a principal amount equal to $1,816,962.41, in the case of IP
                                    U.S., and in a principal amount equal to $1,001,393.75, in the case of IP Bermuda, which amounts, in the aggregate, equal the entire amount of the interest payments that would have otherwise been paid in cash on the Debentures held by IP on June 30, 2001 but for the IP
                                    Waiver (less $15,657.54 which was overpaid to IP in the interest payment paid to IP on June 30, 2000) (together, the "IP June 30
                                    Interest New Debentures"), and (ii) a newly issued 12.5% Convertible
                                    Debenture due December 31, 2005 in a principal amount equal to
                                    $1,857,339.35, in the case of IP U.S., and in a principal amount equal to $1,023,646.95, in the case of IP Bermuda, which amounts, in the aggregate, equal the entire amount of the interest payments that would have otherwise been paid in cash on the Debentures held by IP on December 30, 2001 but for the IP Waiver (together, the "IP
                                    December 31 Interest New Debentures").

                                    In consideration of the Haverland Waiver, the Company agrees to issue, and is hereby deemed to have issued, to Haverland (i) a newly issued 12.5% Convertible Debenture due December 31, 2005 in a
                                    principal amount equal to $98,630.14, which amount equals the entire amount of the interest payment that would have otherwise been paid
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                                    in cash on the Debenture held by Haverland on June 30, 2001 but for the Haverland Waiver (less $547.94 which was overpaid to Haverland in the interest payment to him on June 30, 2000 on the Debenture held by him) (the "Haverland June 30 Interest New Debenture" and,
                                    collectively with the IP June 30 Interest New Debentures, the "June
                                    30 Interest New Debentures"), and (ii) a newly issued 12.5%
                                    Convertible Debenture due December 31, 2005 in a principal amount equal to $100,821.92, which amount equals the entire amount of the interest payment that would have otherwise been paid in cash on the
                                    Debenture held by Haverland on December 30, 2001 but for the
                                    Haverland Waiver (the "Haverland December 31 Interest New Debenture"
                                    and, collectively with the IP December 31 Interest New Debentures, the "December 31 Interest New Debentures"; and the June 30 Interest
                                    New Debentures and the December 31 Interest New Debentures,
                                    collectively, the "New Debentures").

                                    The Company hereby agrees that, by amplification and not in limitation of the foregoing, notwithstanding the fact that, as contemplated under "Further Documentation" below, the actual New
                                    Debentures will not be issued concurrently with the execution and delivery of this agreement, as of the date hereof and upon the execution and delivery of this agreement by the parties hereto, the
                                    Company shall unconditionally be obligated to IP and Haverland for the amount to be represented by the New Debentures to be issued to them as contemplated hereby and on the terms hereof as if the New
                                    Debentures had actually been issued to them concurrently with the execution and delivery of this agreement.  Furthermore, each of the
                                    Company, IP U.S., IP Bermuda and Haverland agree not to enter into any agreement or take (or agree to take) any action (whether voluntary or involuntary) that is inconsistent or in conflict in any material respect with, or will interfere with or impair, the practical realization of the rights granted to the parties in this agreement.

                                    In the event a Change of Control (as defined in the Debentures) of the Company is consummated prior to December 31, 2001, the principal amount of each New Debenture shall be reduced automatically to an amount equal to the amount of interest that would have otherwise accrued or been paid or payable on the applicable Debenture through the date on which Change of Control transaction is consummated but for the IP Waiver and the Haverland Waiver.

                                    The New Debentures shall be in the same form and shall have the same terms as those currently contained in the Debentures, except as set forth above and as follows (and for other changes necessary to conform to the following and the matters set forth above):

                                    (1)  Interest.  Interest on the June 30 Interest New Debentures
                                    shall not accrue prior to July 1, 2001, but, as of and after July 1,
                                    2001, interest on the June 30 Interest New Debentures shall accrue at 12.5% per annum and the interest payment thereon for all accrued and unpaid interest for the interest period commencing on July 1,
                                    2001 and ending on December 31, 2001 shall be paid on May 1, 2002 and not December 31, 2001; and interest on the December 31 Interest
                                    New Debentures shall not accrue prior to
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                                    January 1, 2002, but, as of and after January 1, 2002, interest on the
                                    December 31 Interest New Debentures shall accrue at 12.5% per annum.

                                    (2)  Conversion.  The Vested Portion (as hereinafter defined) of the
                                    New Debentures shall be convertible into shares of the Company's
                                    Common Stock, at the option of the holder, at any time after the issuance of the New Debentures; "Vested Portion" shall mean (i) with respect to the June 30 Interest New Debentures, an amount equal to
                                    (x) (1) the number of calendar days that have elapsed through the date on which the June 30 Interest New Debenture that is being requested to be converted is deemed to have been converted (which shall be determined in a manner identical to the provisions therefor in Section 1(b) of the Debentures) during the period commencing on
                                    January 1, 2001 and ending on June 30, 2001 divided by (2) the number of calendar days in the period commencing on January 1, 2001 and ending on June 30, 2001, multiplied by (y) the principal amount of the June 30 Interest New Debenture that is being requested to be converted; and (ii) with respect to the December 31 Interest New
                                    Debentures, an amount equal to (x)(1) the number of calendar days that have elapsed through the date on which the December 31 Interest
                                    New Debenture that is being requested to be converted is deemed to have been converted (which shall be determined in a manner identical to the provisions therefor in Section 1(b) of the Debentures) during the period commencing on July 1, 2001 and ending on December 31,
                                    2001 divided by (2) the number of calendar days in the period commencing on July 1, 2001 and ending on December 31, 2001, multiplied by (y) the principal amount of the December 31 Interest
                                    New Debenture that is being requested to be converted.

                                    (3)  Conversion Price.  The Conversion Price for the New Debentures
                                    shall be equal to $6.00 per share, subject to adjustment in circumstances identical to those set forth in the Debentures.

                                    (4)  Ranking.  The New Debentures shall rank on parity with the
                                    Debentures and be subordinate to the Senior Indebtedness (as defined in the Debentures) of the Company.

Further Documentation:              The Company and its counsel shall be responsible for preparing the
                                    New Debentures and other definitive documents (including, but not limited to, as contemplated under the paragraph below entitled
                                    "Registration Rights Agreement") further evidencing the matters agreed to herein, all of which shall be in form and substance reasonably acceptable to IP, Haverland, the Company and The Chase
                                    Manhattan Bank, as administrative agent under the Credit Agreement
                                    (as defined below).  The Company, IP and Haverland shall negotiate in good faith to arrive at mutually acceptable New Debentures and other definitive documents for approval, execution and delivery on the earliest reasonably practicable date.

Consents:                           The Company hereby represents to IP and Haverland, and IP and
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                                    Haverland, severally and not jointly, represent to the Company, that each such party has obtained all consents, authorizations and approvals necessary to enter into this agreement and to effect the transactions contemplated hereby, including, in the case of the
                                    Company, all consents required under that certain Credit Agreement, dated as of April 30, 1997 (as amended through the date hereof), among the Company, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto (the "Credit Agreement"), and each such party has complied with all other legal or contractual requirements for or preconditions to the entering into of this agreement and the consummation of the transactions contemplated hereby, except, in any such case, where the failure to obtain any such consent, authorization or approval, or where any such noncompliance, would not materially and adversely affect the ability of the Company, IP U.S., IP Bermuda or Haverland, as the case may be, to consummate the transactions contemplated hereby.  The Company further represents and warrants to IP and Haverland that it has entered into a Seventh Amendment and Waiver to the Credit Agreement, a copy of which amendment is attached hereto as Exhibit A.

Other Representations:              Each of IP and Haverland, severally and not jointly, represents to the Company as follows: (i) each of IP U.S., IP Bermuda and
                                    Haverland is acquiring the New Debentures for its or his, as applicable, own account, for investment purposes and not with a present view to the distribution thereof; (ii) each of IP U.S., IP
                                    Bermuda and Haverland is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act of
                                    1933) and, by reason of its or his, as applicable, business and financial experience, each of IP U.S., IP Bermuda and Haverland has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment; (iii) each of IP U.S., IP Bermuda and Haverland understands that the acquisition of the New Debentures involves substantial risk; and (iv) each of IP U.S., IP Bermuda and Haverland has experience as an investor in securities of companies and acknowledges that it or he, as applicable, is able to fend for itself, can bear the economic risk of its or his, as applicable, investment in the Company and has such knowledge and experience in financial or business matters that it or he, as applicable, is capable of evaluating the merits and risks of this investment in the
                                    Company and protecting its or his, as applicable, own interests in connection with this investment.

                                    In reliance in part of the representations made by IP U.S., IP
                                    Bermuda and Haverland above, the Company represents to IP and
                                    Haverland that the issuance of the New Debentures as provided herein is exempt from the registration requirements of the Securities Act of 1933 and all applicable state securities laws, and is otherwise in compliance with such laws.

                                    The Company represents to IP and Haverland that the issuance of the
                                    New Debentures and of the shares of the Company's Common Stock upon conversion of the New Debentures has been duly authorized by
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                                    the Company.  The Company represents to IP and Haverland that it has duly reserved a sufficient number of shares of its Common Stock for issuance upon any such conversion.

                                    Each of the Company, on the one hand, and IP U.S. and IP Bermuda, on the other hand, represent to each other that it is a corporation or partnership, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization.

Management Debentures:              The Company will in good faith use its commercially reasonable best efforts to enter into an agreement with each present member of the
                                    Company's management who holds Debentures to similarly agree to the matters agreed to and contemplated herein with respect to their
                                    Debentures.  The Company will in good faith use reasonable efforts to enter into an agreement with as many other holders of Debentures as reasonably practicable, pursuant to which such holders would similarly agree to the matters agreed to and contemplated herein with respect to their Debentures.

Expenses:                           The Company shall reimburse IP for all of its expenses (including, but not limited to, reasonable fees and expenses of counsel, accountants and consultants) in connection with its considering and participating in the transactions contemplated hereby, which amount shall not exceed $25,000 and shall be payable upon the execution of the New Debentures and the definitive documentation referred to above.

Registration Rights Agreement:      To the extent IP in its reasonable discretion deems it necessary, the existing Registration Rights Agreement to which the Company and
                                    IP are parties shall be amended as promptly as practicable to appropriately account for transactions contemplated hereby and the issuance of the New Debentures, to the same extent that IP's ownership of the Debentures is contemplated thereunder, including to cover thereunder as "registrable securities" the shares of the
                                    Company's Common Stock issuable upon conversion of the New
                                    Debentures.

Binding Obligation:                 Upon execution of this agreement by the Company, IP U.S., IP Bermuda and Haverland or counterparts hereof, this agreement will constitute the legally binding and enforceable agreement of (i) the Company, on the one hand, and IP U.S. and IP Bermuda, on the other hand, and
                                    (ii) the Company and Haverland (in consideration of their respective mutual undertakings as to the matters described herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged).

                                    The Company herby represents to IP, and IP and Haverland, severally and not jointly, represent to the Company, that this agreement has been duly executed by each such party, and, assuming the due authorization, execution and delivery by the other parties, this agreement constitutes the legal, valid and binding obligation of the
                                    Company, IP U.S., IP Bermuda and Haverland, as applicable, enforceable against each such party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar rights affecting
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                                    creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

Governing Law:                      This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

Counterparts:                       This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Miscellaneous:                      Nothing in this agreement shall create and be deemed to create any third-party beneficiary rights in any person not a party to this agreement, except for The Chase Manhattan Bank with respect to the matters set forth in the first sentence under "Further
                                    Documentation" above.

                                    This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                    Without the prior written consent of The Chase Manhattan Bank, as administrative agent under the Credit Agreement, which consent shall not be unreasonably withheld, this agreement may not be amended, modified or terminated nor may any provision hereof be waived.

                                    [Signatures on following page.]
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Acknowledged and agreed as of April 13, 2001.


                           HIGHLANDS INSURANCE GROUP, INC.

                           By:
                              --------------------------------------
                              Name:
                              Title:

                           INSURANCE PARTNERS, L.P.

                           By:  Insurance GenPar MGP, L.P.,
                                its general partner

                              By:  Insurance GenPar MGP, Inc.
                                   its general partner

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:

                           INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                           By: Insurance GenPar (Bermuda),
                               L.P., its general partner

                              By:  Insurance GenPar (Bermuda)
                                   Inc., its general partner

                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:



                              ____________________________________
                              Richard M. Haverland



[Signature page to Waiver Agreement, dated as of April 13, 2001, among Highlands Insurance Group, Inc., Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. and Richard M. Haverland.]

                              [Exhibit A Omitted]

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